AMENDMENT NO. 3

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Financial for Lutherans and Thrivent Series Fund, Inc. hereby agree that, effective April 29, 2005, the following new series shall be deemed Portfolios under the terms of the Investment Advisory Agreement dated April 10, 2002, between Thrivent Financial for Lutherans and Thrivent Series Fund, Inc.:

1.	Thrivent Partner Mid Cap Value Portfolio

2.	Thrivent Aggressive Allocation Portfolio

3.	Thrivent Moderately Aggressive Allocation Portfolio

4.	Thrivent Moderate Allocation Portfolio

5.	Thrivent Moderately Conservative Allocation Portfolio

A revised Schedule 1 is attached hereto.

THRIVENT SERIES FUND, INC.

By	/s/ Pamela J. Moret
Pamela J. Moret, President

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Bruce J. Nicholson
Bruce J. Nicholson, President
and Chief Executive Officer

SCHEDULE I

(effective April 29, 2005)

Thrivent Partner International Stock Portfolio

0.85%

Thrivent Large Cap Growth Portfolio

0.40%

Thrivent High Yield Portfolio

0.40%

Thrivent Income Portfolio

0.40%

Thrivent Mid Cap Growth Portfolio

0.40%

Thrivent Money Market Portfolio

0.40%

Thrivent Partner Small Cap Growth Portfolio

$0-$500 million	1.00%
More than $500 million	.90%

Thrivent Mid Cap Growth Portfolio II

$0-$500 million	.90%
More than $500 million	.80%

Thrivent Partner All Cap Portfolio

$0-$500 million	.95%
More than $500 million	.90%

Thrivent Large Cap Growth Portfolio II

$0-$500 million	.80%
More than $500 million	.70%

Thrivent Partner Growth Stock Portfolio

$0-$500 million	.80%
More than $500 million	.70%

Thrivent Large Cap Value Portfolio

.60%

Thrivent Limited Maturity Bond Portfolio

.40%

Thrivent Technology Portfolio

.75%

Thrivent Partner Small Cap Value Portfolio

.80%

Thrivent Small Cap Stock Portfolio

$0-$200 million	.70%
More than $200 million but not over $1 billion	.65%
More than $1 billion but not over $2.5 billion	.60%
More than $2.5 billion but not over $5 billion	.55%
More than $5 billion	.525%
Thrivent Small Cap Index Portfolio
$0-$250 million	.35%
More than $250 million but not over $500 million	.30%
More than $500 million but not over $1 billion	.25%
More than $1 billion but not over $1.5 billion	.20%
More than $1.5 billion but not over $2 billion	.15%
More than $2 billion	.10%
Thrivent Mid Cap Stock Portfolio
$0-$200 million	.70%
More than $200 million but not over $1 billion	.65%
More than $1 billion but not over $2.5 billion	.60%
More than $2.5 billion but not over $5 billion	.55%
More than $5 billion	.525%

Thrivent Mid Cap Index Portfolio

$0-$250 million	.35%
More than $250 million but not over $500 million	.30%
More than $500 million but not over $1 billion	.25%
More than $1 billion but not over $1.5 billion	.20%
More than $1.5 billion but not over $2 billion	.15%
More than $2 billion	.10%

Thrivent Large Cap Stock Portfolio

$0-$500 million	.65%
More than $500 million but not over $1 billion	.575%
More than $1 billion but not over $2.5 billion	.475%
More than $2.5 billion but not over $5 billion	.45%
More than $5 billion	.425%

Thrivent Large Cap Index Portfolio

$0-$250 million	.35%
More than $250 million but not over $500 million	.30%
More than $500 million but not over $1 billion	.25%
More than $1 billion but not over $1.5 billion	.20%
More than $1.5 billion but not over $2 billion	.15%
More than $2 billion	.10%

Thrivent Real Estate Securities Portfolio

.80%

Thrivent Balanced Portfolio

$0-$250 million	.35%
More than $250 million	.30%

Thrivent High Yield Portfolio II

.40%

Thrivent Bond Index Portfolio

$0-$250 million	.35%
More than $250 million but not over $500 million	.30%
More than $500 million but not over $1 billion	.25%
More than $1 billion but not over $1.5 billion	.20%
More than $1.5 billion but not over $2 billion	.15%
More than $2 billion	.10%

Thrivent Mortgage Securities Portfolio

.50%

Thrivent Partner Mid Cap Value Portfolio

$0-$250 million	.75%
More than $250 million	.70%

Thrivent Aggressive Allocation Portfolio

$0-$500 million	.15%
More than $500 million	.125%

Thrivent Moderately Aggressive Allocation Portfolio

$0-$500 million	.15%
More than $500 million	.125%

Thrivent Moderate Allocation Portfolio

$0-$500 million	.15%
More than $500 million	.125%

Thrivent Moderately Conservative Allocation Portfolio

$0-$500 million	.15%
More than $500 million	.125%